EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated August 19, 2009 in the Amendment No. 3 to the Registration Statement (File No. 333-160335) and related Prospectus of Claymore Securities Defined Portfolios, Series 603.

                                                          /s/ Grant Thornton LLP
                                                       -------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
August 19, 2009